Exhibit 10.45

AMENDMENT NO. 1
TO
REGULATORY AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of September 13, 2017, to that certain Regulatory Agreement, effective as of July 1, 2016 (the “Agreement”), by and among the Rhode Island Department of Business Regulation, an agency of the State 1 of Rhode Island, the Division of Lotteries of the Rhode Island Department of Revenue, Twin River Worldwide Holdings, Inc., a Delaware corporation, Twin River Management Group, Inc., a Delaware corporation and a wholly owned subsidiary of TRWH, UTGR, Inc., a Delaware corporation and wholly owned subsidiary of TRMG, and Premier Entertainment II, LLC, a Delaware limited liability company and wholly owned subsidiary of TRMG. All capitalized terms used in this Amendment which are not herein defined shall have the same meanings ascribed to them in the Agreement (as defined herein).

WHEREAS, Section 9.2 of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties agree as follows:

1.	Amendment to Section 3.2. Section 3.2 of the Agreement is amended and restated in its entirety as follows:

“3.2. The Company shall not permit any Person to acquire a 5% or greater direct or indirect Financial Interest in any class of Financial Interests in either of the Rhode Island Companies unless such Person shall have first obtained written approval from DBR and the Division making a determination of suitability to hold such direct or indirect Financial Interest in such Rhode Island Company in accordance with the rules and procedures set forth by DBR and the Division in their sole discretion from time to time; provided, however, that written approval from DBR and the Division shall not be required with respect to a change in the percent of class of Financial Interests held by a Person that (x) results solely from a decrease in the aggregate number of Financial Interests in such class of Financial Interests outstanding as a result of stock repurchases by the Company pursuant to a repurchase plan or program and (y) does not result in such Person acquiring a 6% or greater direct or indirect Financial Interest in any class of Financial Interests in either of the Rhode Island Companies. Any transfer of direct or indirect Financial Interests in either of the Rhode Island Companies that results in a Person acquiring a 5% or greater direct or indirect Financial Interest in any class of Financial Interests in such Rhode Island Company (other than an increase in the percent of class of Financial Interests held by a Person that (x) results solely from a decrease in the aggregate number of Financial Interests in such class of Financial Interests outstanding as a result of stock repurchases by the Company pursuant to a repurchase plan or program and (y} does not result in such Person acquiring a 6% or greater direct or indirect Financial Interest in any class of Financial Interests in either of the Rhode Island Companies) shall be null and void and shall not be recognized by the Company unless and until such Person shall have received such approval from DBR and the Division. Further, once a Person has obtained approval from DBR and the Division to hold a 5% or greater Financial Interest in either Rhode Island Company (if required), the Company shall not permit any such Person to acquire a direct or indirect Financial Interest in any class of Financial Interests in such Rhode Island Company equal to or in excess of the Control Threshold unless (A) such Person shall have first obtained written approval from DBR and the Division making a determination of suitability to hold such Financial Interest in such Rhode Island Company equal to or in excess of the Control Threshold in accordance With the rules and procedures set forth by DBR and the Division in their sole discretion from time to time or (B) such Person has received prior written notice from the applicable Governmental Authorities (including the DBR and the Division) that such Person is not required to obtain written approval from DBR and the Division, making a determination of suitability by DBR and the Division to hold such Financial Interest. Any transfer of direct or indirect Financial Interests in either Rhode Island Company that results in a Person acquiring a direct or indirect Financial Interest in any class of Financial Interests in such Rhode Island Company equal to or in excess of the Control Threshold shall be null and void and shall not be recognized by either Rhode Island Company or the Company, as the case may be, unless and until such Person shall have received written approval making a determination of suitability from DBR and the Division with respect to such Financial Interest if required pursuant to the provisions of this Section 3.2. The Company shall not permit any Person that has been approved by the DBR as an “Institutional Investor., to increase its direct or indirect Financial Interest in any class of Financial Interests in either of the Rhode Island Companies in excess of the requirements and restrictions applicable to such Person in connection with its approval as an “Institutional Investor” unless such Person shall have first obtained written approval from DBR and the Division making a determination of suitability to hold such direct or indirect Financial Interest in such Rhode Island Company in accordance with the rules and procedures set forth by DBR and the Division in their sole discretion from time to time; provided, however, that written approval from DBR and the Division shall not be required with respect to a change in the percent of class of Financial Interests held by a Person that (x) results solely from a decrease in the aggregate number of Financial Interests in such class of Financial Interests outstanding as a result of stock repurchases by the Company pursuant a repurchase plan or program and (y) to the extent that such Person would hold 15% or more of an outstanding class of Financial Interests in either of the Rhode Island Companies following such stock repurchases, does not result in the percent of class of Financial Interests in either of the Rhode Island Companies held directly or indirectly by such Person increasing by an amount equal to I% or more of the outstanding class of Financial Interests (after giving effect to such repurchases). Any transfer of direct or indirect Financial Interests in either Rhode Island Company that results in a Person that has been approved by the DBR as an “Institutional Investor” increasing its ownership of direct or indirect Financial Interest in any class of Financial Interests in such Rhode Island Company by an amount in excess of the requirements and restrictions applicable to such Person in connection with its approval as an “Institutional Investor” (other than an increase in the percent of class of Financial Interests held by a Person that (x) results solely from a decrease in the aggregate number of Financial Interests in such class of Financial Interests outstanding as a result of stock repurchases by the Company pursuant a repurchase plan or program and (y) to the extent that such Person would hold 15% or more of an outstanding class of Financial Interests in either of the Rhode Island Companies following such stock repurchases, does not result in the percent of class of Financial Interests in either of the Rhode Island Companies held directly or indirectly by such Person increasing by an amount equal to 1% or more of the outstanding class of Financial Interests (after giving effect to such repurchases)) shall be null and void and shall not be recognized by either Rhode Island Company or the Company, as the case may be, unless and until such Person shall have received written approval making a determination of suitability from DBR and the Division with respect to such increase For the avoidance of doubt, the DBR and the Division shall be entitled to consider in making the determination of the “suitability,, of a Person for any purpose under this Agreement, including, to (i) hold a 5% or greater direct or indirect Financial Interest in either Rhode Island Company or (ii) hold a direct or indirect Financial Interest in any class of Financial Interests in either Rhode Island Company equal to or in excess of the Control Threshold, the Competitive Activities of such Person (assuming the definition of “Competitive Activities” is defined by reference to any jurisdiction or geographic location in which the Company or any of its Subsidiaries owns, manages or operates a Gaming/Racing Property). The DBR and the Division will promptly notify the Company of any approval described in this Section 3.2 and the material terms and conditions of any such approval.”

2.	Amendment to Section 3.4. Section 3.4 of the Agreement is amended and restated in its entirety as follows:

“3.4. The Company shall provide, or cause to be provided, to the DBR and the Division, (x) promptly following the end of each fiscal quarter (but no later than five (5) Business Days following the end of such fiscal quarter), (y) promptly following any stock repurchase by the Company pursuant to a repurchase plan or program (but no later than five (5) Business Days following such the date of such repurchase) and (z) promptly following any more frequent request by the DBR of the Division (but no later than five (5) Business Days following such request), a list of the stockholders of TRWH (or, if either of UTGR or PE II is no longer the indirect wholly-owned subsidiary of TRWH, a list of the stockholders of any successor Person or Persons that hold, directly or indirectly, equity interests or other direct or indirect equity Financial Interests in UTGR and/or PE II). In connection with its obligations in the preceding sentence, the Company shall use commercially reasonable efforts to obtain such information from any applicable transfer agent or other Person charged with recording or maintaining such information.”

3.	No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

4.	Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

5.	Severability. The parties acknowledge that the provisions contained in this Amendment are required for the protection of the business interests of the parties and the State of Rhode Island. The illegality, invalidity or unenforceability of any provision of this Amendment under any applicable law shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision of this Amendment, and to this end the provisions hereof are declared to be severable.

6.	Authorization to Execute Amendment. The parties warrant that they are authorized to execute and deliver this Amendment and to perform the obligations set forth herein, and the persons executing this Amendment on behalf of such party are authorized to do so.

7.	Governing Law; Consent to Jurisdiction. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Rhode Island, without regard to conflict of law principles. The parties agree that any suit for the enforcement of the Agreement as amended by this Amendment may be brought in the courts of the State of Rhode Island or any federal court sitting therein and consent to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the parties at the addresses set forth for the parties above. The parties hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

8.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto effective as of the date first above written.

TWIN RIVER WORLDWIDE HOLDINGS, INC.		DEPARTMENT OF BUSINESS REGULATION

By:	/s/ Craig Eaton	By:	/s/ Scottye Lindsey
	Name: Craig Eaton		Name: Scottye Lindsey
	Title: SR VP		Title: Director

TWIN RIVER MANAGEMENT GROUP, INC.		DIVISION OF LOTTERIES OF THE DEPARTMENT OF REVENUE

By:	/s/ Craig Eaton	By:	/s/ Gerald Rubin
	Name: Craig Eaton		Name: Gerald Rubin
	Title: SR VP		Title: Director

UTGR, INC.		PREMIER ENTERTAINMENT II, LLC

By:	/s/ Craig Eaton	By:	/s/ Craig Eaton
	Name: Craig Eaton		Name: Craig Eaton
	Title: SR VP		Title: SR VP

[Amendment No. 1 to Regulatory Agreement]

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